CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated January 28, 2025, and each included in this Post-Effective Amendment No. 11 to the Registration Statement (Form N-1A, File No. 333-220096) of PFM Multi-Manager Series Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated November 27, 2024 with respect to the financial statements and financial highlights of PFM Multi-Manager Series Trust (comprising the First American Multi-Manager Domestic Equity Fund (formerly, PFM Multi-Manager Domestic Equity Fund), First American Multi-Manager International Equity Fund (formerly, PFM Multi-Manager International Equity Fund), and First American Multi-Manager Fixed-Income Fund (formerly, PFM Multi-Manager Fixed-Income Fund)) included in the Annual Report to Shareholders (Form N-CSR) for the year ended September 30, 2024, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
January 28, 2025